UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 13, 2005

Date of Report (Date of earliest event reported):

Commission File Number: 0-32593

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma                                                                                                     73-1599600

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

115 West 7th Street, Suite 1400, Fort Worth, Texas 76102

(Address of principal executive offices)

  (877) 329-8388

(Issuer's telephone number, including area code)

  Item 2.01    Completion of Acquisition or Disposition of Assets

On October 19, 2005, Wentworth Energy, Inc. (the "Company") acquired a large oil sands project in Utah's Uinta Basin.  The acquisition is of a 1,592-acre lease known as the Asphalt Ridge Tar Sands Project in exchange for 1,000,000 shares of the Company's common stock and a 12% royalty on the net proceeds from the property.

  Item 3.02    Unregistered Sales of Equity Securities

On September 13, 2005, the Company issued 100,000 shares of its restricted common stock at a deemed price of $0.25 per share as an origination fee on a $4,000,000 line of credit pursuant to an agreement, dated August 19, 2005.  These shares were issued under the auspices of Regulation S as an issuance to a non-U.S. person.

On September 13, 2005, the Company issued 41,667 shares of its restricted common stock pursuant to the terms of a June 16, 2005 investor relations agreement.  These shares were issued at a price of $0.25 per share under the auspices of Rule 4(2).

On September 13, 2005, the Company issued 15,000 shares of its restricted common stock pursuant to the terms of a June 1, 2005 investor relations agreement.  The shares were issued at a price of $0.25 per share and under the auspices of Regulation S.

On September 13, 2005. the Company issued 6,000 shares of its restricted common stock as compensation for services rendered pursuant to terms of a December 1, 2004 consulting agreement.  The shares were issued at a price of $0.75 per share (market price on the date of issuance) and under the auspices of Rule 4(2).

On September 28, 2005, the Company issued 10,000 shares of its restricted common stock as consideration for the Archer County oil properties pursuant to the terms of an August 26, 2005 purchase agreement.  The shares were issued at a price of $0.81 per share (market price on the date of issuance) and under the auspices of Rule 4(2).

On October 31, 2005, the Company issued 1,000,000 shares of its restricted common stock as consideration for the Asphalt Ridge Tar Sand Leases pursuant to the purchase agreement described in Item 2.01.  These shares were issued at a price of $0.83 per share (110% of the market value on the agreement date) and under the auspices of Rule 4(2).

On October 31, 2005, the Company issued 80,000 shares of its restricted common stock pursuant to the terms of a verbal agreement as a finder's fee relating to a private placement completed on or about June 1, 2005.  These shares were issued at a price of $0.25 per share and under the auspices of Regulation S.

On November 3, 2005, the Company issued 100,000 shares of its restricted common stock for consulting services.  These shares were issued at a price of $0.83 per share and under the auspices of Rule 4(2).

  Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 19, 2005, the Company appointed Jim Whiteside to the Board of Directors.  Additionally, Mr. Whiteside will assume the position of President of Oil Sands Development.

Prior to joining the Company, from 2000 to 2003, Mr. Whiteside was Chairman and Co-Founder of Microbial Energy where he spent time working to improve oil sand extraction technology and adapt it to the smaller deposits which exist in the U.S. and over 50 other countries.  Among other positions, Mr. Whiteside has also served as a Special Assistant to the Minister of Energy, Mines and Resources for the Government of Canada.  Mr. Whiteside is a graduate of the University of Saskatchewan with degrees in Economics, Political Science, and Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2005

WENTWORTH ENERGY, INC.

/s/ Gordon McDougall

Gordon McDougall, President